UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 29, 2009
Date of Report (Date of earliest event reported)

DORAL ENERGY CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52738	98-0555508
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

415 West Wall, Suite 500
Midland, TX		79701
(Address of principal executive offices)		(Zip Code)

(432) 789-1180
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02(e) Compensatory Arrangements For Certain Officers

Adoption of 2009 Stock Incentive Plan

Effective April 29, 2009, the Board of Directors of Doral Energy Corp. (the "Company") adopted the Company’s 2009 Stock Incentive Plan (the "2009 Plan"). The purpose of the 2009 Plan is to enhance the long-term stockholder value of the Company by offering opportunities to directors, officers, employees and eligible consultants of the Company (“Participants”) to acquire and maintain stock ownership in the Company in order to give these persons the opportunity to participate in the Company's growth and success, and to encourage them to remain in the service of the Company.

The 2009 Plan allows the Company to grant awards to its officers, directors and employees. In addition, the Company may grant awards to individuals who act as consultants to the Company, so long as those consultants do not provide services connected to the offer or sale of the Company’s securities in capital raising transactions and do not directly or indirectly promote or maintain a market for the Company’s securities.

A total of 1,700,000 shares of the Company’s common stock are available for issuance under the 2009 Plan. However, under the terms of the 2009 Plan, at any time after August 1, 2009, the authorized number of shares available under the 2009 Plan may be increased by the Company's Board of Directors, provided that the total number of shares issuable under the 2009 Plan cannot exceed 10% of the total number of shares of common stock outstanding.

Awards may be granted in the form of options to purchase shares of the Company’s common stock (“Option Awards”) or in the form of shares of the Company’s common stock (“Stock Awards”). Option Awards granted under the 2009 Plan may be made in the form of incentive stock options and non-qualified stock options. Incentive stock options granted under the 2009 Plan are those intended to qualify as “incentive stock options” as defined under Section 422 of the Internal Revenue Code. However, in order to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code, the 2009 Plan must be approved by the stockholders of the Company within 12 months of its adoption. The 2009 Plan has not been approved by the Company’s stockholders and there is no assurance that the 2009 Plan will be approved by the Company’s stockholders. Non-qualified stock options granted under the 2009 Plan are option grants that do not qualify as incentive stock options under Section 422 of the Internal Revenue Code. Stock Awards may be made subject to such terms, conditions and restrictions as the plan administrator may, in its sole discretion, decide, including transfer restrictions and vesting provisions.

The above description of the 2009 Plan does not purport to be complete, and is qualified in its entirety by reference to the full text of the 2009 Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

Letter of Intent

Attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated by reference herein, is a news release issued by Doral Energy Corp. (the “Company”) on April 30, 2009 regarding the entry by the Company into a letter of intent to purchase two oil and gas companies operating in the Permian Basin. The companies own oil and gas producing properties in Cochran and Hockley Counties, Texas. The proposed purchase price for both companies is $5,900,000 in the aggregate. The Company also expects to use the principals of the two companies as consultants to pump all of the producing wells of the two target companies for a period of 3 years after closing. The Company expects to sign binding definitive agreements for the purchase of the two target companies by May 15, 2009, with closing scheduled for June 30, 2009. The letter of intent is non-binding except as it relates to confidentiality of information and exclusivity of negotiation rights.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Item 9.01 Financial Statements And Exhibits.

(d) Exhibits

Exhibit
Number	Description of Exhibit
10.1	2009 Stock Incentive Plan.
99.1	News Release dated April 30, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL ENERGY CORP.
Date: May 5, 2009
	By:	/s/ Everett Willard Gray, II

EVERETT WILLARD GRAY, II
Vice Chairman of the Board
and Chief Executive Officer